Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of EntreMed, Inc. for the registration of 9,964,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2006, with respect to the financial statements of Miikana Therapeutics, Inc. for the years ended June 30, 2005 and 2004 included in Form 8-K filed with the Securities and Exchange Commission.
/s/ Reznick Group, P.C.
Vienna, VA
April 6, 2006